As filed with the Securities and Exchange Commission on June 12, 2023
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
loanDepot, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	85-3948939 (I.R.S. Employer Identification No.)

6561 Irvine Center Drive
Irvine, California 92618
(Address of Principal Executive Offices, Zip Code)
loanDepot, Inc. 2021 Omnibus Incentive Plan
(Full title of the plan)
Gregory Smallwood
Chief Legal Officer and Corporate Secretary
loanDepot, Inc.
6561 Irvine Center Drive
Irvine, CA 92618
(888) 337-6888
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copy to:
Marc Gerber
Skadden, Arps, Slate, Meagher & Flom LLP
1440 New York Avenue, N.W.
Washington, D.C. 20005
(202) 371-7233
______________________________________________
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE
The Company is filing this Registration Statement on Form S-8 to register 15,000,000 shares of Class A Common Stock, par value $0.001 per share (the “Common Stock”) authorized for issuance under the loanDepot, Inc. 2021 Omnibus Incentive Plan (as amended, the “2021 Plan”). On April 24, 2023, the Company filed with the Securities and Exchange Commission (the “Commission”) a definitive proxy statement that included a proposal to, among other things, increase the number of shares available for issuance under the 2021 Plan by 15,000,000 shares of Common Stock. The proposal to increase the number of shares available for issuance under the 2021 Plan was approved by the Company’s stockholders on June 7, 2023. In accordance with General Instruction E of Form S-8, the Company hereby incorporates by reference into this Registration Statement the contents of the prior registration statements on Form S-8 relating to the 2021 Plan, filed with the Commission on: May 20, 2022 (Commission File No. 333-265131) and February 16, 2021 (Commission File No. 333-253172).
PART II.
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3.    Incorporation of Certain Documents by Reference.
The following documents, which have previously been filed by the Registrant with the Commission pursuant to the Securities Act and pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated by reference herein and shall be deemed to be a part hereof:
(a)    the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 filed with the Commission on March 16, 2023;
(b)    the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2023 filed with the Commission on May 11, 2023;
(c)    the Registrant’s Current Reports on Form 8-K filed with the Commission on January 5, 2023, February 9, 2023, March 22, 2023, April 5, 2023, April 19, 2023, May 4, 2023, and June 5, 2023; and
(d)    the Description of Registrant’s Securities filed as Exhibit 4.5 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 filed with the Commission on March 18, 2022, together with any amendment or report filed with the Commission for the purpose of updating such description.
In addition, all documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicate that all securities offered hereby have been sold or which deregister all securities remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Notwithstanding the foregoing, unless specifically stated to the contrary, none of the information that the Registrant discloses under Items 2.02 or 7.01 of any Current Report on Form 8-K that it may from time to time furnish to the Commission will be incorporated by reference into, or otherwise included in, this Registration Statement.
Any statement, including financial statements, contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or therein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 8.    Exhibits.
Exhibit No. Exhibit Description
3.1    Amended and Restated Certificate of Incorporation of loanDepot, Inc., dated February 11, 2021(incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on February 16, 2021).
3.2    Amended and Restated Bylaws of loanDepot, Inc., effective November 10, 2022 (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on November 15, 2022).

5.1    * Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.
23.1    * Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.
23.2    * Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1).
24.1    * Power of Attorney (included on the signature page of this Registration Statement).
99.1    loanDepot, Inc. 2021 Omnibus Incentive Plan (incorporated by reference to Exhibit 10.1 to the Registrant’s Registration Statement on Form S-8 filed on February 16, 2021).
99.2    First Amendment to the loanDepot, Inc. 2021 Omnibus Incentive Plan (incorporated by reference to Exhibit 10.43 to the Registrant’s Annual Report on Form 10-K filed on March 16, 2023).
99.3    * Second Amendment to the loanDepot, Inc. 2021 Omnibus Incentive Plan.
107.1    * Filing Fee Table.

*Filed herewith.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on June 12, 2023.
LOANDEPOT, INC.
By:        /s/ Frank Martell
Name:     Frank Martell
Title:    President and Chief Executive Officer

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENT that each person whose signature appears below hereby constitutes and appoints Frank Martell and Gregory Smallwood as his or her true and lawful attorneys-in-fact and agents, with full power of substitution for him or her in any and all capacities, to sign any and all amendments or post-effective amendments to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto such attorneys and agents full power and authority to do any and all acts and things necessary or advisable in connection with such matters, and hereby ratifying and confirming all that the attorneys and agents, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the dates indicated.

Signature	Title	Date
/s/ Frank Martell Frank Martell	President, Chief Executive Officer and Director (Principal Executive Officer)	June 12, 2023
/s/ Patrick Flanagan Patrick Flanagan	Chief Financial Officer (Principal Financial Officer)	June 12, 2023
/s/ Nicole Carrillo Nicole Carrillo	Executive Vice President and Chief Accounting Officer (Principal Accounting Officer)	June 12, 2023
/s/ Anthony Hsieh Anthony Hsieh	Chairman and Director	June 12, 2023
/s/ Andrew Dodson Andrew Dodson	Director	June 12, 2023
/s/ John Dorman John Dorman	Director	June 12, 2023
/s/ Brian Golson Brian Golson	Director	June 12, 2023
/s/ John Lee John Lee	Director	June 12, 2023
/s/ Dawn Lepore Dawn Lepore	Director	June 12, 2023
/s/ Steven Ozonian Steven Ozonian	Director	June 12, 2023
/s/ Pamela Patenaude Pamela Patenaude	Director	June 12, 2023